                                                      REGISTRATION NO. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                 OMNICARE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                   31-1001351
 (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

       50 East Rivercenter Blvd. - Suite 1530, Covington, Kentucky 41011;
                                 (606) 655-1180
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                CHERYL D. HODGES
                         C/O OMNICARE MANAGEMENT COMPANY
                     2800 CHEMED CENTER, 255 E. FIFTH STREET
                     CINCINNATI, OHIO 45202; (513) 762-6666
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                                MORTON A. PIERCE
                                DEWEY BALLANTINE
                           1301 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment, please check the following box: [X]

         If this Form is filed to register additional securities of an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                                                 ---------------

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          ----------------------------

                         CALCULATION OF REGISTRATION FEE

===================================== ==================== =========================== ===================== ===================
 TITLE OF EACH CLASS OF SECURITIES       AMOUNT TO BE      PROPOSED MAXIMUM OFFERING     PROPOSED MAXIMUM        AMOUNT OF
          TO BE REGISTERED                REGISTERED           PRICE PER SHARE(2)       AGGREGATE OFFERING    REGISTRATION FEE
                                                                                            PRICE (2)
===================================== ==================== =========================== ===================== ===================
Common Stock.....................     2,015,055 shares (1)           $29.22                 $58,879,907            $17,843
===================================== ==================== =========================== ===================== ===================

(1) Pursuant to Rule 429 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to 1,857 shares of Common Stock previously registered under the Registrant's Registration Statement on Form S-3 (File No. 333-7695) and for which a filing fee of $17.17 was previously paid.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based upon the average of the high and low reported prices of the Common Stock on the New York Stock Exchange Composite Tape on August 1, 1997.

                             ----------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                 OMNICARE, INC.

                                  COMMON STOCK

         This Prospectus covers the offering for resale of 2,016,912 shares (the "Shares" ) of Common Stock, par value $1.00 per share, of Omnicare, Inc. ("Omnicare" or the "Company") by the Selling Stockholders named herein under "Selling Stockholders," who acquired the Shares (or warrants to purchase shares) in connection with acquisitions by Omnicare and its subsidiaries of (i) certain assets of The Clasen L.T.C. Pharmacy Limited Partnership and The Clasen Medical Limited Partnership, (ii) all of the capital stock of Howard's Pharmacy, Inc., (iii) certain assets of Carter's Institutional Pharmacy, Inc.,
(iv) certain assets of Vital Care Infusions, Inc. and Vital Home Care, Inc.,
(v) all of the capital stock of Roeschen's Healthcare Corporation, (vi) all of the capital stock of United Health Care, Inc., United Health Referral, Inc., United Skin Therapeutics, Inc., Oklahoma Consulting Services, Inc., I.V. Services of Oklahoma, Inc. and Professional Pharmacy Group, Inc., and all of the membership interests of Hospice Care of Oklahoma, L.L.C. and Hospice of the Heartland, L.L.C., (vii) all of the capital stock of Winslow's Pharmacy, (viii) certain assets of Medical Outpatient Services, Inc., (ix) all of the capital stock of Value Pharmacy, Inc., (x) certain assets of Superior Care Pharmacy, Inc. and (xi) all of the capital stock of Downeast Pharmacy, Inc. Omnicare will not receive any proceeds from the sale of the Shares covered by this Prospectus.

         The Common Stock is listed on the New York Stock Exchange under the symbol OCR.

         The Shares covered by this Prospectus may be offered for sale from time to time on the New York Stock Exchange or otherwise, at prices then obtainable. The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act of 1933 (the "Act"). See "Plan of Distribution."

         Certain persons who sell the Shares covered by this Prospectus, and any broker or dealer to or through whom any such person shall sell such securities, may be deemed to be underwriters within the meaning of the Act with respect to the sale of such securities.

                           --------------------------

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
                BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY
                     STATE SECURITIES COMMISSION NOR HAS THE
                      SECURITIES AND EXCHANGE COMMISSION OR
                   ANY STATE SECURITIES COMMISSION PASSED UPON
                  THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                     ANY REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                           --------------------------


                  The date of this Prospectus is August   , 1997

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN AS CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING DESCRIBED HEREIN. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION WITHIN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                              AVAILABLE INFORMATION

         Omnicare is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission at prescribed rates at the principal offices of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange (Symbol: OCR), and reports and information concerning the Company can be inspected at such exchange, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Act with respect to the Common Stock offered hereby (including all amendments and supplements thereto, the "Registration Statement"). This Prospectus, which forms a part of the Registration Statement, does not contain all the information set forth in the Registration Statement and the exhibits filed therewith, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of such documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference. The Registration Statement and the exhibits thereto can be inspected and copied at the public reference facilities and regional offices referred to above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The Company hereby incorporates in this Prospectus by reference the following documents heretofore filed with the Commission pursuant to the Exchange Act: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended on Form 10-K/A filed August 6, 1997); (ii) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (as amended on Form 10-Q/A filed August 6, 1997); (iii) the Company's Current Reports on Form 8-K dated January 31, 1997 (filed February 21, 1997), dated February 6, 1997 (filed February 6, 1997), dated May 31, 1997 (filed June
19, 1997), dated August 6, 1997 (filed August 6, 1997) and dated August 8, 1997 (filed August 8, 1997); and (iv) the description of the Company's Common Stock in the Company's registration statement on Form 8-A under the Exchange Act (File No. 1-08269) filed September 14, 1993, including all amendments and reports filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to termination of this offering shall be deemed to be incorporated in this Prospectus reference and to be a part hereof from the respective dates of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Requests for such copies should be directed to Cheryl D. Hodges, Senior Vice President and Secretary, Omnicare, Inc., c/o Omnicare Management Company, 2800 Chemed Center, 255 East Fifth Street, Cincinnati, Ohio 45202, telephone number (513) 762-6666.

                                   THE COMPANY

         Omnicare is a leading independent provider of pharmacy services to long-term care institutions such as nursing homes, retirement centers and other institutional health care facilities. The Company purchases, repackages and dispenses pharmaceuticals, both prescription and non-prescription, and provides computerized medical recordkeeping and third-party billing for patients in such facilities. The Company also provides consultant pharmacist services, including evaluating monthly patient drug therapy, monitoring the control, distribution and administration of drugs within the nursing facility and assisting in compliance with state and federal regulations. In addition, the Company provides ancillary services, such as infusion therapy, and distributes medical supplies to its client nursing facilities. The Company currently provides these services to approximately 364,000 residents in approximately 4,400 nursing homes and other long-term care facilities principally in the states of Alabama, Connecticut, Georgia, Illinois, Indiana, Kansas, Kentucky, Maine, Massachusetts, Michigan, Missouri, New Jersey, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Utah, Washington, West Virginia and Wisconsin.

         The Company's executive offices are located at 50 East Rivercenter Blvd. - Suite 1530, Covington, Kentucky 41011, and its telephone number is (606) 655-1180.

                              SELLING STOCKHOLDERS

         Set forth below for each of the Selling Stockholders, who acquired Shares (or warrants to purchase Shares) in connection with the acquisitions identified on the cover page of this Prospectus, are the maximum number of Shares that may be sold by such Selling Stockholder hereunder.

SELLING STOCKHOLDER                                    NUMBER OF SHARES OWNED
-------------------                                    ----------------------
B&B Ventures, LP (1)                                              152,150(2)

Martha J. DeBold                                                  170,784

J. Ted Barker                                                     122,079

Edward A. Jergens                                                  12,651

Earl L. Carter                                                     39,752

V.C.I. Liquidating Corp. (3)                                       98,256

Stanley M. Kaplan                                                 40,000(4)

Thomas R. Roeschen                                                 31,473

Robert C. Roeschen                                                 35,079

Mark P. Celebre                                                    24,276

Jeffrey L. Clinton                                                 24,276

William F. Fervoy                                                  17,556

Richard A. Rasmussen                                               22,316

Daryl L. Daane                                                      4,858

Peter Hovis                                                         4,858

Kenneth L. Roden                                                  204,041

Kathleen A. Jennings                                                1,182

Elizabeth D. Gunter                                                 1,589

Kenneth Chad Roden                                                  2,304

Virgil F. Todd                                                    128,768

--------

1    Formerly The Clasen L.T.C. Pharmacy Limited Partnership.

2 Includes 80,000 Shares issuable upon exercise of warrants at an exercise price of $29.175 per share.

3    Formerly Vital Care Infusions, Inc.

4 Represents Shares issuable upon exercise of warrants at an exercise price of $27.988 per share.

SELLING STOCKHOLDER                                    NUMBER OF SHARES OWNED
-------------------                                    ----------------------
Holly R. Settle                                                    10,950

Carol G. Gilliland                                                 24,585

Judy C. Todd                                                        2,190

Anita Benton                                                          590

Deborah Huggins                                                       590

Sooner Professional Management                                        590
Services, LLC

American Hospice Management                                         2,952

Errol J. Lasseigne                                                 16,377

Richard Ishmael                                                     6,071

Alvin Levin                                                        70,137

Lisa Wilson, Inc. (5)                                              55,822

William B. Collins                                                311,309

Owen Wood                                                         188,320

Robert Bachman                                                     36,926

Dean R. Moncur                                                     36,926

Vaughn Alvey                                                       18,463

John A. Morris                                                     13,884

Charles R. Kirton                                                  45,197

Lewis L. Garrett                                                   29,540

Ronald C. Coffin                                                    7,245



                              PLAN OF DISTRIBUTION

         The Company is not aware of any plan of distribution with respect to the Shares. Distribution of the Shares by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) (i) on the New York Stock Exchange, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchange or in the over-the-counter market or (iv) in a combination of any such transactions. Such transactions may be effected by the Selling Stockholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices. The Selling Stockholders may effect such transactions by selling Shares to or through underwriters, brokers or dealers, and such underwriters, brokers or dealers may receive compensation in the form of discounts or commissions from the Selling Stockholders and may receive commissions from the purchasers of Shares for whom they may act as agent. Omnicare has agreed to indemnify the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act.

                           DESCRIPTION OF COMMON STOCK

         The Common Stock has no preemptive rights and no redemption, sinking fund or conversion provisions. All shares of Common Stock have one vote on any matter submitted to the vote of stockholders. The Common Stock does not have cumulative voting rights. Upon any


-------------
5    Formerly Medical Outpatient Services, Inc.

liquidation of the Company, the holders of Common Stock are entitled to receive, on a pro rata basis, all assets then legally available for distribution after payment of debts and liabilities and preferences on preferred stock, if any. Holders of Common Stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available therefor (subject to the prior rights of preferred stock, if any). All outstanding shares of Common Stock are fully paid and nonassessable. The Board of Directors, without further action by the stockholders, is authorized to issue preferred stock in one or more series and to designate as to any such series the dividend rate, redemption prices, preferences on liquidation or dissolution, sinking fund terms, conversion rights, voting rights and any other preferences or special rights and qualifications.

         With certain exceptions, in the event a person owns 10% or more of the Company's stock entitled to vote, the approval of holders of a majority of the shares not so owned is required to authorize (1) any merger of the Company with such person, (2) any sale, lease or other disposition of all or substantially all of the Company's assets to such person or (3) certain issuances and transfers of securities of the Company to such person. Directors may be removed without cause only by the affirmative vote of the holders of two-thirds of the Company's capital stock entitled to vote on the election of directors. The Board of Directors of the Company, when evaluating any offer of another person to make a tender or exchange offer, merge or purchase or otherwise acquire all or substantially all of the assets of the Company, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Company and its stockholders, give due consideration to all relevant factors, including the social and economic effects on employees, customers, suppliers and other constituents of Omnicare and on the communities in which Omnicare operates or is located. The sections of the Company's Restated Certificate of Incorporation described in this paragraph may not be altered, amended or repealed without approval of the holders of two-thirds of the outstanding shares of each class entitled to vote thereon as a class.

                                     EXPERTS

         The audited financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (as amended on Form 10-K/A filed August 6, 1997) have been so incorporated in reliance on the report of Price Waterhouse LLP to the extent and for the periods appearing therein, given on the authority of said firm as experts in auditing and accounting.

                                  LEGAL MATTERS

         The validity of the issuance of the Shares offered hereby by the Selling Stockholders will be passed upon for the Company by Thompson Hine & Flory LLP.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following is an itemized statement of the expenses (all but the SEC fees are estimates) in connection with the issuance of the Shares being registered hereunder. All such expenses will be borne by the Company.

SEC Registration Fee.........................................................  $    17,843
Legal Fees and expenses......................................................  $    10,000
Accounting fees and expenses.................................................  $     2,500
Miscellaneous................................................................  $     2,657
                                                                               -----------
         Total...............................................................  $    33,000
                                                                               ===========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Restated Certificate of Incorporation and Bylaws of Omnicare, and separate Indemnification Agreements, provide for the indemnification of each director and officer of Omnicare in connection with any claim, action, suit or proceeding brought or threatened by reason of his or her position with Omnicare. In addition, the General Corporation Law of the State of Delaware ("Delaware Law") permits Omnicare to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law.

         The Company's directors and officers are, in addition, insured against loss arising from any claim against them or a wrongful act or omission with certain exceptions and limitations.

ITEM 16. EXHIBITS.

         Each of the following Exhibits is filed herewith or incorporated by reference in this Registration Statement.

Exhibit
Number                       Description of Exhibit
------                       ----------------------

3(a) Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(a) to Registration Statement No. 33-59689).

3(b) Certificate of Amendment of Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(b) to Registration Statement No. 333-7695).

3(c) By-laws of the Company, as amended (incorporated by reference to Exhibit 3 of the Company's 1994 Annual Report on Form 10-K).

5 Opinion of Thompson Hine & Flory LLP with respect to the legality of the securities being registered.

23(a)    Consent of Price Waterhouse LLP.

23(b)    Consent of Thompson Hine & Flory LLP (contained in Exhibit 5).

24       Power of Attorney (included on signature page).

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 (the "Act"), each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that: (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio on the 8th day of August, 1997.

                                           OMNICARE, INC.

                                           By:  /s/ Joel F. Gemunder
                                                -------------------------------
                                                Joel F. Gemunder, President

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Edward L. Hutton, Joel F. Gemunder and Cheryl D. Hodges his or her true and lawful attorneys-in-fact and agents, with full power of substitution, and each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-3, and to perform any acts necessary to be done in order to file such amendment with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE OFFICERS:

                                            Chairman and
/s/ Edward L. Hutton                        Director                            August 8, 1997
------------------------------------
Edward L. Hutton

                                            President and
/s/ Joel F. Gemunder                        Director                            August 8, 1997
------------------------------------
Joel  F. Gemunder

PRINCIPAL FINANCIAL AND ACCOUNTING
OFFICER:

                                            Senior Vice
                                            President and Chief
/s/ David W. Froesel, Jr.                   Financial Officer                   August 8, 1997
------------------------------------
David W. Froesel, Jr.

DIRECTORS OF THE COMPANY:

/s/ Ronald K. Baur                                                              August 8, 1997
------------------------------------
Ronald K. Baur

                                                    August 8, 1997
---------------------------
Kenneth W. Chesterman

                                                    August 8, 1997
---------------------------
Charles H. Erhart, Jr.

/s/ Mary Lou Fox                                    August 8, 1997
---------------------------
Mary Lou Fox

/s/ Cheryl D. Hodges                                August 8, 1997
---------------------------
Cheryl D. Hodges

/s/ Thomas C. Hutton                                August 8, 1997
---------------------------
Thomas C. Hutton

/s/ Patrick E. Keefe                                August 8, 1997
---------------------------
Patrick E. Keefe

/s/ Sandra E. Laney                                 August 8, 1997
---------------------------
Sandra E. Laney

/s/ Andrea R. Lindell                               August 8, 1997
---------------------------
Andrea R. Lindell

/s/ Sheldon Margen                                  August 8, 1997
---------------------------
Sheldon Margen

/s/ Kevin J. McNamara                               August 8, 1997
---------------------------
Kevin J. McNamara

/s/ John M. Mount                                   August 8, 1997
---------------------------
John M. Mount

/s/ D. Walter Robbins, Jr.                          August 8, 1997
---------------------------
D. Walter Robbins, Jr.



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                                INDEX TO EXHIBITS
                                -----------------

Exhibit
Number            Description
------            -----------

3(a)              Restated Certificate of
                  Incorporation of the Company
                  (incorporated by reference to
                  Exhibit 3(a) to Registration
                  Statement No. 33-59689).

3(b)              Certificate of Amendment of
                  Restated Certificate of
                  Incorporation of the Company
                  (incorporated by reference to
                  Exhibit 3(b) to Registration
                  Statement No. 333-7695).

3(c)              By-laws of the Company, as
                  amended (incorporated by
                  reference to Exhibit 3 of
                  the Company's 1994 Annual Report
                  on Form 10-K).

5                 Opinion of Thompson Hine &
                  Flory LLP with respect to
                  the legality of the
                  securities being registered.

23(a)             Consent of Price Waterhouse LLP.

23(b)             Consent of Thompson Hine &
                  Flory LLP (contained in
                  Exhibit 5).

24                Power of Attorney (included on signature page).



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